Exhibit 99.1

ADMA Biologics Added to NASDAQ Biotechnology Index

RAMSEY, N.J. and BOCA RATON, FL., December 17, 2019 -- ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), a commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and the prevention of certain infectious diseases, today announced that it has been selected for addition to the NASDAQ Biotechnology Index® (NASDAQ: ^NBI). ADMA’s addition the NBI will become effective prior to market open on Monday, December 23, 2019.

The NASDAQ Biotechnology Index was launched in 1993 and is designed to track the performance of a set of securities listed on the NASDAQ Stock Market® (NASDAQ) that are classified as either biotechnology or pharmaceutical according to the Industry Classification Benchmark. Companies in the NBI must meet eligibility criteria, such as an average daily trading volume and minimum market capitalization. The NBI is re-ranked each year and is calculated under a modulated capitalization-weighted methodology. For more information about the NASDAQ Biotechnology Index, including eligibility criteria, please visit https://indexes.nasdaqomx.com/Index/Overview/NBI.

To view the NBI and its historical data, please visit https://www.nasdaq.com/market-activity/index/nbi.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is a commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatments of immunodeficient patients at risk for infection. ADMA currently manufactures and markets three United States Food and Drug Administration approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of primary humoral immunodeficiency (PI); BIVIGAM® (immune globulin intravenous, human) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against hepatitis B. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency disease, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents: 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. (“we”, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements about increasing demand for our therapeutic products; ADMA’s fractionation plant turnaround; and management’s belief regarding making important contributions with the ultimate goal of efficiently bringing plasma-derived products to market. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer | 201-478-5552 |www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Sam Martin

Managing Director, Argot Partners | 212-600-1902 | sam@argotpartners.com